Exhibit 99.1

AMC NETWORKS INC. REPORTS FIRST QUARTER 2016 RESULTS

First Quarter 2016 Highlights:

•	Net revenues increased 5.7% to $707 million

•	AOCF[1] increased 10.6% to $287 million

•	Operating income increased 12.2% to $259 million

•	Diluted EPS of $1.55. Excluding debt refinancing charges, Diluted EPS of $1.99, an increase of 20.2%

New York, NY - May 5, 2016: AMC Networks Inc. (“AMC Networks” or the “Company”) (NASDAQ: AMCX) today reported financial results for the first quarter ended March 31, 2016.

President and Chief Executive Officer Josh Sapan said: “AMC Networks is continuing to build on the momentum and strength of 2015 with a strong start to 2016. First quarter 2016 revenues, AOCF and operating income were healthy and growing.  Our performance continues to be driven by the strength of our brands and the popularity of our original programming, particularly The Walking Dead, Better Call Saul and Fear the Walking Dead, with viewers and advertisers. With the refinancing of our debt on favorable terms and the authorization of a $500 million share repurchase program, our Company remains focused on creating and delivering value for shareholders.”

First quarter net revenues increased $38 million, or 5.7%, to $707 million over the first quarter of 2015, led by 6.4% growth at National Networks and 2.5% growth at International and Other versus the prior year period. Adjusted Operating Cash Flow (“AOCF”)1 totaled $287 million, an increase of 10.6%, or $27 million, versus the prior year period. National Networks AOCF increased 10.9%, or $28 million, and International and Other AOCF decreased $1 million versus the prior year period. Operating income was $259 million, an increase of 12.2%, or $28 million, versus the prior year period. The operating income increase resulted from 10.9% growth at National Networks and a decrease of $2 million in operating loss at International and Other.

First quarter net income was $113 million ($1.55 per diluted share), compared with $121 million ($1.66 per diluted share) in the first quarter of 2015. As discussed in the “Other Matters” section of this release, net income included charges of $48 million ($0.44 per diluted share) incurred in connection with the refinancing of debt in the quarter. Excluding the impact of the refinancing charges, net income was $146 million ($1.99 per diluted share), an increase of $25 million, or 20.2% per diluted share, as compared to the prior year period. The increase resulted primarily from the growth in operating income.

For the three months ended March 31, 2016, net cash provided by operating activities was $167 million and Free Cash Flow1 was $146 million. These amounts represent an increase of $87 million and $84

1. See definition of Adjusted Operating Cash Flow (“AOCF”) and Free Cash Flow included in the discussion of non-GAAP financial measures on page 3 of this earnings release.

million, respectively, compared to the prior year period. The increase in Free Cash Flow was primarily related to the improved operating performance and decreased working capital.

Segment Results

(Dollars in thousands)	Three Months Ended March 31,
	2016	2015	Change
Net revenues:
National Networks	$598,635	$562,848	6.4%
International and Other	109,048	106,355	2.5%
Inter-segment eliminations	(1,104)	(521)	(111.9)%
Total net revenues	$706,579	$668,682	5.7%

AOCF:
National Networks	$280,952	$253,258	10.9%
International and Other	5,106	5,679	(10.1)%
Inter-segment eliminations	511	281	81.9%
Total AOCF	$286,569	$259,218	10.6%

National Networks
National Networks principally consists of the Company’s five nationally distributed programming networks, AMC, WE tv, BBC AMERICA, IFC and SundanceTV.

National Networks revenues for the first quarter 2016 increased 6.4% to $599 million, AOCF grew 10.9% to $281 million, and operating income rose 10.9% to $267 million, all compared to the prior year period.

Growth in revenues was primarily led by a 10.7% increase in distribution revenues to $335 million. The growth in distribution revenues was primarily attributable to increases in digital distribution and licensing revenues as well as increases in affiliate fees. Advertising revenues increased 1.3% to $264 million. The increase in advertising revenues was due to strong growth at WE tv, SundanceTV, BBC AMERICA and IFC, which was partially offset by a decrease at AMC due to the timing of the airing of original programming.

First quarter AOCF increased 10.9% to $281 million reflecting the increase in revenues partially offset by an increase in operating expenses. The increase in operating expenses was primarily attributable to higher programming related expenses in the current year period. The increase in operating income primarily reflected the growth in AOCF.

International and Other
International and Other principally consists of AMC Networks International, the Company’s international programming business; IFC Films, the Company’s independent film distribution business; and various developing digital content distribution initiatives.

International and Other revenues for the first quarter of 2016 increased $3 million to $109 million, AOCF decreased $1 million to $5 million, and operating loss decreased $2 million to $8 million, all compared to the prior year period.

The increase in first quarter revenues primarily reflected an increase at AMC Networks International partially offset by a decrease at IFC Films.

First quarter AOCF primarily reflected the increase in revenues offset by an increase in operating expenses as compared to the prior year period. Operating loss results reflected a decrease in depreciation and amortization expense as well as a reduction in restructuring charges, partially offset by the decrease in AOCF.

Other Matters

Stock Repurchase Program

As previously disclosed, on March 7, 2016, the Company announced that its board of directors has authorized a program to repurchase up to $500 million of its outstanding shares of common stock. The Company will determine the timing and the amount of any repurchases based on its evaluation of market conditions, share price, and other factors. The stock repurchase program has no pre-established closing date and may be suspended or discontinued at any time. There were no stock repurchases during the first quarter of 2016. As of March 31, 2016, the Company had $500 million available under its stock repurchase authorization.

Debt

As previously disclosed, on March 30, 2016, the Company issued $1 billion in aggregate principal amount of 5.00% senior notes due April 2024. The Company used the proceeds of this offering to repay substantially all of its 7.75% senior notes due July 2021 and to pay fees and expenses related to the offering and the early redemption of its 7.75% senior notes, with the remaining proceeds to be used for general corporate purposes. In connection with this refinancing, the Company recorded a write-off of $48 million principally related to a loss on the extinguishment of debt principally representing the redemption premium on the 7.75% senior notes.

Please see the Company’s Form 10-Q for the period ended March 31, 2016 for further details regarding the above matters.

Description of Non-GAAP Measures

The Company defines Adjusted Operating Cash Flow (“AOCF”), which is a non-GAAP financial measure, as operating income (loss) before depreciation and amortization, share-based compensation expense or benefit and restructuring expense or credit. Because it is based upon operating income (loss), AOCF also excludes interest expense (including cash interest expense) and other non-operating income and expense items. The Company believes that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of the various operating units of the business without regard to the effect of the settlement of an obligation that is not expected to be made in cash.

The Company believes that AOCF is an appropriate measure for evaluating the operating performance of the business segments and the Company on a consolidated basis. AOCF and similar measures with similar titles are common performance measures used by investors, analysts and peers to compare performance in the industry.

Internally, the Company uses net revenues and AOCF measures as the most important indicators of its business performance, and evaluates management’s effectiveness with specific reference to these indicators. AOCF should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), and other measures of performance presented in accordance with U.S. generally accepted accounting principles ("GAAP"). Since AOCF is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of AOCF to operating income (loss), please see page 6 of this release.

The Company defines Free Cash Flow from Continuing Operations (“Free Cash Flow”), which is a non-GAAP financial measure, as net cash provided by operating activities (continuing operations) less capital expenditures (continuing operations) and cash distributions to noncontrolling interests, all of which are reported in our Consolidated Statement of Cash Flows. Net cash provided by operating activities excludes net cash provided by operating activities of discontinued operations. The Company believes the most comparable GAAP financial measure of its liquidity is net cash provided by operating activities. The Company believes that Free Cash Flow is useful as an indicator of its overall liquidity, as the amount of Free Cash Flow generated in any period is representative of cash that is available for debt repayment, investment, and other discretionary and non-discretionary cash uses. The Company also believes that Free Cash Flow is one of several benchmarks used by analysts and investors who follow the industry for comparison of its liquidity with other companies in the industry, although the Company’s measure of Free Cash Flow may not be directly comparable to similar measures reported by other companies. For a reconciliation of Free Cash Flow to net cash provided by operating activities, please see page 7 of this release.

The Company defines Adjusted Earnings Per Diluted Share (“Adjusted EPS”), which is a non-GAAP financial measure, as earnings per diluted share from continuing operations less amortization of acquisition-related intangible assets, net of tax. The Company uses this financial measure to evaluate the Company’s performance exclusive of the impact of the non-cash amortization charge. Please see page 7 of this release for a reconciliation of this measure to earnings per diluted share from continuing operations.

Forward-Looking Statements

This earnings release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management's current expectations and are subject to uncertainty and changes in circumstances. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results or developments may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industries in which it operates and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections entitled "Risk Factors" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

Conference Call Information

AMC Networks will host a conference call today at 10:00 a.m. ET to discuss its first quarter 2016 results. To listen to the call, visit http://www.amcnetworks.com or dial 1-877-347-9170, using the following passcode: 81186257.

About AMC Networks Inc.

AMC Networks owns and operates several of cable television’s most recognized brands delivering high quality content to audiences and a valuable platform to distributors and advertisers. The Company manages its business through two operating segments: (i) National Networks, which principally includes AMC, WE tv, BBC AMERICA, IFC and SundanceTV; and (ii) International and Other, which principally includes AMC Networks International, our international programming business; and IFC Films, the Company’s independent film distribution business. For more information on AMC Networks, please visit the Company’s website at http://www.amcnetworks.com.

Contacts

Investor Relations	Corporate Communications
Seth Zaslow (646) 273-3766	Georgia Juvelis (917) 542-6390
seth.zaslow@amcnetworks.com	georgia.juvelis@amcnetworks.com

AMC NETWORKS INC.
CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share amounts)
(unaudited)

	Three Months Ended March 31,
	2016	2015
Revenues, net	$706,579	$668,682
Operating expenses:
Technical and operating (excluding depreciation and amortization)	274,274	262,173
Selling, general and administrative	153,901	154,579
Restructuring (credit) expense	(35)	656
Depreciation and amortization	19,632	20,527
	447,772	437,935
Operating income	258,807	230,747
Other income (expense):
Interest expense	(31,751)	(33,024)
Interest income	722	437
Loss on extinguishment of debt	(48,334)	—
Miscellaneous, net	(837)	(10,230)
	(80,200)	(42,817)
Income from operations before income taxes	178,607	187,930
Income tax expense	(58,543)	(61,254)
Net income including noncontrolling interests	120,064	126,676
Net income attributable to noncontrolling interests	(6,620)	(5,756)
Net income attributable to AMC Networks’ stockholders	$113,444	$120,920

Net income per share attributable to AMC Networks’ stockholders:
Basic	$1.56	$1.67
Diluted	$1.55	$1.66

Weighted average common shares:
Basic weighted average common shares	72,579	72,206
Diluted weighted average common shares	73,274	72,970

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(Dollars in thousands)
(Unaudited)

	Three Months Ended March 31, 2016
	AOCF	Depreciation and Amortization	Share-Based Compensation Expense	Restructuring Credit (Expense)	Operating Income (Loss)
National Networks	$280,952	$(7,969)	$(6,221)	$(30)	$266,732
International and Other	5,106	(11,663)	(1,944)	65	(8,436)
Inter-segment eliminations	511	—	—	—	511
Total	$286,569	$(19,632)	$(8,165)	$35	$258,807

	Three Months Ended March 31, 2015
	AOCF	Depreciation and Amortization	Share-Based Compensation Expense	Restructuring Credit (Expense)	Operating Income (Loss)
National Networks	$253,258	$(7,361)	$(5,410)	$(66)	$240,421
International and Other	5,679	(13,166)	(1,878)	(590)	(9,955)
Inter-segment eliminations	281	—	—	—	281
Total	$259,218	$(20,527)	$(7,288)	$(656)	$230,747

AMC NETWORKS INC.
SUPPLEMENTAL FINANCIAL DATA
(In thousands)
(Unaudited)

Capitalization	March 31, 2016
Cash and cash equivalents	$702,800
Credit facility debt (a)	1,369,000
Senior notes (a)	1,645,551
Total debt	$3,014,551
Net debt	$2,311,751
Capital leases	44,242
Net debt and capital leases	$2,355,993
LTM AOCF (b)	$865,593
Leverage ratio (c)	2.7 x

(a)	Represents the aggregate principal amount of the debt.

(b)	Represents reported AOCF for the trailing twelve months.

(c)
Represents net debt and capital leases divided by LTM AOCF. This ratio differs from the calculation contained in the Company's credit facility. No adjustments have been made for consolidated entities that are not 100% owned, such as BBC AMERICA.

Free Cash Flow	Three Months Ended March 31,
	2016	2015
Net cash provided by operating activities	$167,384	$80,195
Less: capital expenditures	(12,387)	(18,248)
Less: distributions to noncontrolling interests	(8,968)	—
Free cash flow	$146,029	$61,947

Adjusted Earnings Per Diluted Share	Three Months Ended March 31,
	2016	2015
Earnings per diluted share from continuing operations	$1.55	$1.66
Amortization of acquisition-related intangible assets, net of tax (a)	0.09	0.10
Adjusted earnings per diluted share	$1.64	$1.76

(a)	Amortization of acquisition-related intangible assets was $10 million and $11 million for the three months ended March 31, 2016 and 2015, respectively.